UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 22, 2018

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-37803	Southern Power Company (A Delaware Corporation) 30 Ivan Allen Jr. Blvd., N.W. Atlanta, Georgia 30308 (404) 506-5000	58-2598670

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.
On May 25, 2018, Southern Power Company (together with its subsidiaries, “Southern Power”) completed the sale of a 33% interest in SP Solar Holdings I, LP (“SPSH”), the holding company indirectly owning substantially all of Southern Power’s solar facilities, to Scarlet Renewables LLC (“Buyer”), an entity the beneficial interests of which are owned by affiliates of Global Atlantic Financial Group Limited, for an aggregate purchase price of $1.175 billion, subject to customary working capital adjustments. The sale was made pursuant to a Limited Partnership Interest Purchase Agreement, dated May 22, 2018, between Southern Renewable Energy, Inc. (a wholly-owned subsidiary of Southern Power) and Buyer.
Following the sale, Southern Power and Buyer are the owners of 67% and 33%, respectively, of the interests of SPSH. Pursuant to the Limited Partnership Agreement of SPSH, Southern Power will remain the general partner and will maintain control and overall operational responsibilities for the solar facilities.
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 29, 2018	SOUTHERN POWER COMPANY

	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary